Sigma Labs Reports Third Quarter 2018 Financial Results

Conference Call to Be Held Friday, November 16, 2018 at 8:30am Eastern Time

SANTA FE, N.M. – November 14, 2018 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs,” “we,” “our” or the “Company”), a provider of quality assurance software under the PrintRite3D® brand, today announced financial results for the three and nine months ended September 30, 2018 and provided an overview of recent accomplishments.

Third Quarter 2018 and Recent Business Highlights

●	October 2018 – Sigma was awarded a Test and Evaluation program contract with a leading provider of integrated oilfield products, services and digital solutions for its new PrintRite3D® version 4.0 hardware and software.

●	October 2018 – Announced the launch of PrintRite3D® 4.0 product suite at a leading trade fair for additive manufacturing.

●	September 2018 – Announced that Darren Beckett and Dr. Martin Piltch will both step in and assume the responsibilities of retiring CTO and Founder Mark Cola.

●	September 2018 – Sigma was notified by NASDAQ that they are again in compliance with NASDAQ’s listing rule sustaining the closing bid price of Sigma’s common stock at or above $1.00 per share.

●	August 2018 – Sigma was awarded a contract for its PrintRite3D® hardware, software and engineering services by a federally funded organization involved in the space industry.

●	June 2018 – Announced the closing of a public offering for gross proceeds of $2,390,000.

“Our company continues to execute on our commercialization efforts. Since I became CEO, we have focused on installations of PrintRite 3D® systems with companies now making or buying production runs of 3D metal parts and who are unhappy with their quality/yields,” said John Rice, Chairman and CEO of Sigma Labs. “Sigma has begun implementing a new proof of concept sales program that was made possible and practicable by the attainment of a major product development milestone with the recent launch of version 4.0 of Sigma’s PrintRite3D® product suite. Beta test results have demonstrated that Sigma can now install and commence manufacturing test-runs on many AM machines in a 24-hour period and that a proof of concept and value analysis can be accomplished in a matter of weeks, subject to how promptly customers and third-party laboratories commit resources and deliver their feedback on the results. Year-to-date, we have worked hard to cultivate and develop a robust pipeline of new and existing customers. As an example, during the quarter we were awarded a new contract to provide PrintRite3D® hardware and related products and services to a federally funded organization involved in the space industry. Under the contract, our sensor arrays will determine and communicate the quality of manufactured parts in real time to the end-user. Further, we are very pleased to have just this week announced that Sigma has entered the oil and gas industry, with a Test and Evaluation Program Contract with a large oil and gas company. Under the Test and Evaluation program, Sigma will provide comprehensive PrintRite3D INSPECT® 4.0 In-Process Quality Assurance (IPQA®) system and services—hardware, software, training, engineering and metallurgical consulting and support services—to demonstrate the ability to monitor and characterize material, machine process, and production consistency and repeatability of additive manufacturing operations. Successful completion of this Test and Evaluation program has the potential to lead to Sigma’s first commercial production order from a very large industry that Sigma has not previously engaged with. If the Test and Evaluation program is deemed successful, we have been encouraged to complete a PrintRite3D INSPECT® In-Process Quality Assurance (IPQA®) system performance validation across a three heterogeneous machine network over a planned Pilot Deployment Program.”

Third Quarter 2018 Financial Results

In the third quarter of 2018, we recognized revenue of $128,593 compared to $78,046 during the same period of 2017, an increase of $50,547. This 64% increase quarter over quarter resulted from increases of $69,000 in commercial sales and $22,472 in contract AM service revenue in the third quarter of 2018 offset by a decrease in revenue from government programs of $37,903 between the two quarters.

Sigma’s total operating expenses for the third quarter of 2018 were $1,401,087 compared to $1,095,206 for the same period of 2017, a $305,881 increase. Our operating expenses are comprised of internal operating and sales expenses, outside service fees, research & development costs, and depreciation & amortization.

Personnel costs, comprised of payroll and stock-based compensation expense, consistently account for slightly more than half of Sigma’s total operating costs. In the third quarter of 2018 payroll costs were $524,508 compared to $335,495 for the same period in 2017. The $189,013 increase resulted primarily from the strategic addition of six employees since the third quarter of 2017, three in the third quarter of 2017 and three in the second quarter of 2018, as we continue the concentrated acceleration of technology development and our expansion into the European 3D manufacturing market. Stock-based compensation for the third quarter of 2018 was $198,578 compared to $199,225 for the same period in 2017, a decrease of $647.

During the three months ended September 30, 2018, Sigma incurred research and development expenditures of $139,090 compared to $68,543 in the same period of 2017. The $70,547 increase in these expenditures resulted primarily from an increase in software and algorithm consultant costs and an increase in purchases of component parts, upgraded servers and specialized equipment directly related to the development of our PrintRite 3D® 4.0 product suite being launched at the Formnext trade fair this week.

Sigma’s total net loss for the third quarter of 2018 was $1,320,825 as compared to $1,116,910 for the third quarter of 2017, a $203,915 increase with operating income contributing $230,429 to the increased loss and increased other income and expense offsetting it by $26,514.

During the nine months ended September 30, 2018, we recognized revenue of $330,671 compared to $483,122 of revenue recognized during the same period of 2017. The primary contributors to the $152,450 reduction were revenue decreases of $174,726 from government program work and $57,227 in new system sales, partially offset by increased contract AM service sales in 2018 of $79,503.

Sigma’s total operating expenses for the nine months ended September 30, 2018 were $4,000,728 compared to $3,209,923 for the same period in 2017, a $790,805 increase.

Payroll costs for the nine months ended September 30, 2018 were $1,349,214 compared to $1,120,699 for the same period in 2017. The $228,515 increases resulted primarily from the foregoing addition of six employees beginning in the third quarter of 2017. Stock-based compensation for the nine months ended September 30, 2018 was $783,167 compared to $505,630 for the same period in 2017. This $277,537 increase was comprised primarily from $156,712 in vesting recognized on stock options granted to our Chief Executive Officer in the second and third quarters of 2018 and the amortization of an additional $92,371 of stock compensation paid to non-employee directors over the nine-month period ended September 30, 2018.

During the nine months ended September 30, 2018, Sigma incurred research and development expenditures of $356,112 compared to $254,956 in the same period of 2017. The $101,156 increase resulted primarily from an increase in software and algorithm consultant costs and an increase in purchases of component parts, upgraded servers and specialized equipment as part of our continued concentrated acceleration of technology development, along with the development of our PrintRite 3D® 4.0 product suite in the third quarter of 2018.

Sigma’s net loss for the nine months ended September 30, 2018 totaled $3,880,505 as compared to $2,932,283 for the same period of 2017, a $948,222 increase, with operating income contributing $874,768 and other income and expense contributing $73,454.

Liquidity and Capital Resources

As of September 30, 2018, we had $2,228,547 in cash and had a working capital surplus of $2,208,620, as compared with $1,515,674 in cash and a working capital surplus of $2,273,801 as of December 31, 2017.

Investor Conference Call

Management will host a conference call to review financial results and corporate highlights on Friday, November 16, 2018 at 8:30 am ET. Participating in the call will be John Rice, Chairman and CEO, and Nannette Toups, CFO. Following formal remarks there will be a Q&A session.

To listen to the call by phone, interested parties within the U.S. should call 1-844-802-2441 and international callers should call 1-412-317-5134. All callers should ask for the Sigma Labs conference call. The conference call will also be available through a live webcast at www.sigmalabsinc.com. Details for the webcast may be found on the Company’s IR events page at: http://client.irwebkit.com/sigmalabsinc/events.

A replay of the call will be available approximately one hour after the end of the call through December 16, 2018. The replay can be accessed via Sigma Labs’ website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada toll free at 855-669-9658. The replay conference ID number is 10125911. The webcast replay will be available through February 16, 2019.

About Sigma Labs, Inc.

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing. For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 17, 2018 and which may be viewed at http://www.sec.gov.

Investor Relations Contact:

Bret Shapiro

Managing Director

CORE IR

561-479-8566

brets@coreir.com

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30, 2018	December 31, 2017

ASSETS
Current Assets:
Cash	$2,228,547	$1,515,674
Accounts Receivable, net	112,039	104,538
Note Receivable	120,149	788,500
Inventory	236,522	192,705
Prepaid Assets	80,764	55,278
Total Current Assets	2,778,021	2,656,695

Other Assets:
Property and Equipment, net	301,640	411,643
Intangible Assets, net	363,842	294,396
Investment in Joint Venture	500	500
Prepaid Stock Compensation	64,066	31,576
Total Other Assets	730,048	738,115

TOTAL ASSETS	$3,508,069	$3,394,810

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$270,404	$100,884
Preferred Dividends Payable	7,639	-
Notes Payable	50,000	100,000
Deferred Revenue	54,230	35,680
Accrued Expenses	187,128	146,330
Total Current Liabilities	569,401	382,894

TOTAL LIABILITIES	569,401	382,894

Commitments & Contingencies	-	-

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 250 and 0 shares issued and outstanding, respectively	-	-
Common Stock, $0.001 par; 22,500,000 shares authorized; 8,348,729 and 4,978,929 issued and outstanding, respectively	8,349	4,979
Additional Paid-In Capital	21,011,406	17,192,394
Accumulated Deficit	(18,081,087)	(14,185,457)
Total Stockholders’ Equity	2,938,668	3,011,916

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,508,069	$3,394,810

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

REVENUES	$128,593	$78,046	$330,671	$483,122

COST OF REVENUE	56,309	81,214	198,672	267,160

GROSS PROFIT	72,284	(3,168)	131,999	215,962

OPERATING EXPENSES:
Salaries & Benefits	524,508	335,495	1,349,214	1,120,699
Stock-Based Compensation	198,578	199,225	783,167	505,630
Operating R&D Costs	139,090	68,543	356,112	254,956
Investor & Public Relations	142,821	118,586	426,417	362,499
Legal & Professional Service Fees	185,676	209,563	502,028	499,057
Office Expenses	131,629	78,044	337,671	226,988
Depreciation & Amortization	48,013	45,502	143,587	137,153
Other Operating Expenses	30,772	40,248	102,532	102,941
Total Operating Expenses	1,401,087	1,095,206	4,000,728	3,209,923

LOSS FROM OPERATIONS	(1,328,803)	(1,098,374)	(3,868,729)	(2,993,961)

OTHER INCOME (EXPENSE)
Interest Income	9,862	13,675	26,948	26,616
State Incentives	-	2,500	-	154,568
Change in fair value of derivative liabilities	-	-	-	93,206
Exchange Rate Gain (Loss)	(606)	-	697	-
Interest Expense	(1,278)	(50,411)	(2,688)	(149,589)
Loss on Disposal of Assets	-	15,700	(36,733)	(6,682)
Debt discount amortization	-	-		(56,441)
Total Other Income (Expense)	7,978	(18,536)	(11,776)	61,678

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,320,825)	(1,116,910)	(3,880,505)	(2,932,283)

Provision for income Taxes	-	-	-	-

Net Loss	$(1,320,825)	$(1,116,910)	$(3,880,505)	$(2,932,283)

Net Loss per Common Share – Basic and Diluted	$(0.16)	$(0.24)	$(0.62)	$(0.68)

Weighted Average Number of Shares Outstanding – Basic and Diluted	8,281,338	4,574,460	6,295,658	4,330,565

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine months Ended
	September 30, 2018	September 30, 2017
OPERATING ACTIVITIES
Net Loss	$(3,880,505)	$(2,932,283)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	143,587	137,154
Stock Based Compensation	793,492	506,994
Loss on Write-off of Asset	36,733	-
(Gain) on Change in Derivative Balance	-	(93,206)
Original Issue Discount Amortization	-	74,794
Debt Discount Amortization	-	56,441
Change in assets and liabilities:
Accounts Receivable	(7,501)	182,511
Interest Receivable	36,154	-
Inventory	(21,280)	(1,666)
Prepaid Assets	(25,486)	(13,840)
Accounts Payable	169,520	2,572
Deferred Revenue	18,550	35,680
Accrued Expenses	40,797	94,455
NET CASH USED IN OPERATING ACTIVITIES	(2,695,939)	(1,950,394)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(55,147)	(16,381)
Purchase of Intangible Assets	(107,152)	(37,498)
Advance of Funds for Note Receivable	-	(775,267)
Payment received from Note Receivable	632,197	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	469,898	(829,146)

FINANCING ACTIVITIES
Proceeds from issuance of Series B Convertible Preferred Stock & Warrants	1,000,000	-
Proceeds from issuance of Series C Convertible Preferred Stock & Warrants	350,000	-
Gross Proceeds from issuance of Common Stock and Warrants	2,040,100	5,823,300
Offering Costs Paid	(443,700)	(750,664)
Dividend on Preferred	(7,486)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,938,914	5,072,636

NET CHANGE IN CASH FOR PERIOD	712,873	2,293,096

CASH AT BEGINNING OF PERIOD	1,515,674	398,391

CASH AT END OF PERIOD	$2,228,547	$2,691,487

Supplemental Disclosures:
Noncash investing & financing activities disclosure:
Conversion of Convertible Debt for Stock	$(50,000)	$-
Common Stock issued for Conversion of Series B Preferred	$1,100	-
Common Stock issued for Cashless Exchange of Warrants	$5	$-
Disclosure of cash paid for:
Interest	$12,205	$50,418
Income Taxes	$-	$-